Exhibit 5.2

                                     WALKERS
                                ATTORNEYS-AT-LAW
                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
              Tel:   (345) 949-0100           Fax:  (345) 949-7886
                            Email:   walker@candw.ky



                                         Our  Ref:   GWP/dw/T183-10663

December  10th,  1999



TRITON  ENERGY  CORPORATION
6688  North  Central  Expressway
Suite  1400
Dallas,  Texas  75206-9926
U.S.A.

TRITON  ENERGY  LIMITED
Caledonian  House,  Mary  Street
P.O.  Box  1043
George  Town
Grand  Cayman
CAYMAN  ISLANDS

Dear  Sirs:

This opinion is delivered in connection with the Registration Statement on Form S-3, File No. 333-81029 (the "Registration Statement") filed under the
Securities Act of 1933, as amended (the "Act") by Triton Energy Limited, a Cayman Islands company ("TEL") (which Registration Statement relates to (i) preference shares, par value $0.01 per share, of TEL ("Preference Shares"), (ii) ordinary shares, par value $0.01 per share, of TEL ("Ordinary Shares"), (iii) unsecured debt securities of TEL ("Debt Securities") and (iv) warrants to purchase Preference Shares, Ordinary Shares and Debt Securities (the "Warrants"), to be issued and sold by TEL from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $250 million.

For the purposes of giving this opinion, we have examined the documents (the "Documents") listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands:

1. With respect to the Debt Securities to be issued under the Senior Debt Indenture, when (i) the Board of Directors of TEL or a committee thereof properly empowered (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the terms of the Senior Debt Indenture and the issue of such Debt Securities in accordance with the terms of the offering thereof and related matters, (ii) the Debt Indenture has been validly executed and delivered by TEL to the trustee, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by TEL.

2.     With  respect  to  Debt  Securities  to  be  issued  under  the  Senior
Subordinated Debt Indenture, when (i) the Board has taken all necessary corporate action to approve the terms of the Senior Subordinated Debt Indenture and the issue of such Debt Securities in accordance with the terms of the offering thereof and related matters (ii) the Senior Subordinated Debt Indenture has been validly executed and delivered by TEL to the Trustee, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by TEL.

3. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Board has taken all necessary corporate action to approve the terms of the Subordinated Debt Indenture and the issue of such Debt Securities in accordance with the terms of the offering thereof and related matters, (ii) the Subordinated Debt Indenture has been validly executed and delivered by TEL to the trustee, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by TEL.

4. With respect to the Ordinary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters, and (ii) certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, the Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable.

5. With respect to the Preference Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Preference Shares, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Preference Shares, and (ii) certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or
(b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, the Preference Shares will be duly authorised, validly issued, fully paid and non-assessable.

6. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorised and validly executed and delivered by TEL and the Warrant Agent appointed by TEL, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorised and validly issued by TEL.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and all references to our name in the Registration Statement.


                                Yours faithfully,



                                     Walkers



                                 SCHEDULE  1


1.     The  Memorandum  and  Articles  of  Association  of  TEL;

2.     The  Registration  Statement;

3. the form of Senior Indenture to be executed by TEL and the trustee named therein;

4. the form of Senior Subordinated Indenture to be executed by TEL and the trustee named therein;

5. the form of Subordinated Indenture to be executed by TEL and the trustee named therein;

6.     the  form  of  Warrant  Agreement  for  Debt  Securities;

7.     the  form of Warrant Agreement for Preference Shares and Ordinary Shares;

8. such other documents as we have considered necessary for the purposes of rendering this opinion.



                                     SCHEDULE  2

                                     ASSUMPTIONS



The  opinions  hereinbefore  given  are  based  upon  the following assumptions:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Documents outside the Cayman Islands to ensure the legality and validity of the Documents will be duly obtained, made or fulfilled and will remain in full force and effect and that any conditions to which they are subject will be satisfied.

3.     None  of  the  parties  to  any  of  the  Documents  will  be

      (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait(United Nations Sanctions) (Dependent Territories) Order
      1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets)(Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of the The Caribbean Territories (Control of Gold, Securities, Payment and Credits: Kuwait and Republic of Iraq) Order 1990; or

     (b) a "person connected with Libya" as that term is defined in The Libya (United Nations Sanctions) (Dependent Territories) Order 1992; or

    (c) the "Government of the FRY" or the "Government of the Republic of Serbia" as those terms are defined in The Dependent Territories (Federal Republic of Yugoslavia) (Freezing of Funds and Prohibition on Investment) Order 1999.